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                                                                    Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of AvalonBay Communities, Inc. (formerly Bay Apartment Communities, Inc.) on Form S-8 (File No. 333-16837), Form S-8 (File No. 333-56089), Form S-3 (File No.
333-16647), Form S-3 (File No. 333-15407), Form S-3 (File No. 333-62855) and
Form S-3 (File No. 333-60875) of our report dated March 25, 1998, on our audit of the financial statements of the Bay Apartment Communities, Inc. 1996 Non-Qualified Employee Stock Purchase Plan as of December 31, 1997 and for the year then ended, which report is included in this Current Report on Form 11-K.

                                                    /s/ COOPERS & LYBRAND L.L.P.


San Francisco, California
March 29, 1999